Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pier 1 Imports, Inc. of our reports dated April 18, 2005, with respect to the consolidated financial statements of Pier 1 Imports, Inc., Pier 1 Imports, Inc. management’s assessment of the effectiveness of the internal control over financial reporting, and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc. included in the 2005 Annual Report to Shareholders of Pier 1 Imports, Inc.

We also consent to the incorporation by reference in the following:

1)	Registration Statement (Forms S-8 No. 333-118395, No. 333-108454, No. 333-99731, and No. 333-88323) pertaining to the 1999 Stock Plan of Pier 1 Imports, Inc.,

2)	Registration Statement (Forms S-8 No. 333-105768 and No. 333-34100) pertaining to the Stock Purchase Plan of Pier 1 Import, Inc.,

3)	Registration Statement (Form S-8 No. 333-13491) pertaining to the 1989 Employee Stock Option Plan of Pier 1 Imports, Inc.,

4)	Registration Statement (Form S-8 No. 333-32166) pertaining to the 1989 Non-employee Director Stock Plan of Pier 1 Imports, Inc. and

5)	Registration Statement (Form S-3 No. 333-61155) of Pier 1 Imports, Inc.

of our reports dated April 18, 2005, with respect to the consolidated financial statements of Pier 1 Imports, Inc., Pier 1 Imports, Inc. management’s assessment of the effectiveness of the internal control over financial reporting, and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended February 26, 2005.

/s/ Ernst & Young LLP

Fort Worth, Texas
May 6, 2005